COMMERCIAL LEASE AGREEMENT

TRIPLE NET WITH COMMON AREA MAINTENANCE

ANNUAL COST OF LIVING ESCALATOR

THIS COMMERCIAL LEASE AGREEMENT ("Lease") is made effective May 3, 2004 by and between PLATINUM COMMERCIAL REAL ESTATE, INC. a South Carolina corporation whose address is 17 Plumbridge, Hilton Head Island, South Carolina 29928 ("Landlord") and THE SAVANNAH BANK, N.A., a banking company organized under the laws of the United States, whose address is 25 Bull Street, 6th Floor, Savannah, Georgia, 31401 ("Tenant").

WHEREAS, Landlord is the owner of a parcel of real property with certain improvements located in Beaufort County, South Carolina, which real property contains commercial improvements and is more particularly described on Exhibit "A" attached hereto and incorporated herein ("Project"), and
WHEREAS, Tenant wishes to lease a portion of the Project under certain terms and conditions.

NOW, THEREFORE, in consideration of the sum of the rent to be paid by Tenant to Landlord, the covenants and agreements herein, and for other good and valuable consideration, the receipt and legal sufficiency of which both parties acknowledge, the Landlord and Tenant agree as follows:

1. LEASED PREMISES. In consideration of the rent hereinafter reserved and of the covenants hereinafter contained, Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, 15,500 square feet of interior space within the Project and a two lane drive through facility. The 15,500 square feet of floor space is shown on the floor plan attached hereto as Exhibit "B" ("Leased Premises"). The Leased Premises includes all interior space, including walls, fixtures and equipment. The Leased Premises shall also include Tenant's proportional share of the common areas of the Project as defined below. The Landlord has not yet named the Building or the Project and Tenant reserves the right to name the Building and/or the Project at its sole discretion. The Landlord shall construct the Leased Premises with design, finished interior walls to include paint, ceiling tiles, all HVAC finish work, finishes, electrical, voice and data communication, vault construction and specialized equipment accommodations as specified by Tenant and to be documented by an Addendum to this Lease within an allowance of $100,000.00 to be used for interior finish work. In the event the parties can not reach an agreement regarding the construction and final details of the Leased Premises and execute an Addendum as set forth above within 90 days after the effective date above, this Lease shall terminate, and neither party shall have any further rights or obligations hereunder. Tenant shall provide the vault door, drive through equipment and other specialized equipment at its expense after the Commencement Date, as defined below, and Landlord shall install such equipment to specifications provided. The vault door, drive through equipment and other specialized equipment provided by Tenant shall remain the property of Tenant and be removable upon the termination of this Lease.

2. TERM.
a. Term. The term of this Lease (the "Lease Term") shall commence on the first day of the second calendar month immediately following the day the Landlord obtains a Certificate of Occupancy for the Project (the "Commencement Date") and shall terminate at 12:00 o'clock midnight, local time, on September 30, 2024 (the "Termination Date"). Landlord shall use its best efforts to obtain a Certificate of Occupancy for the Project by September 15, 2004; however, Landlord shall not be liable to Tenant for any claims, damages, or liability whatsoever for any delays in obtaining a Certificate of Occupancy for the Project by such date except for delays resulting from Landlord's negligence. If the Landlord is unable for any reason to obtain a building permit for the Project and the Leased Premises with the specifications agreed to by the parties in the Addendum referred to above, Landlord may unilaterally terminate this Lease by written notice to Tenant; after which neither party shall have any further rights or obligations hereunder.

b. Renewal Lease Term Options. Upon the expiration of the initial Lease Term, Tenant shall have three 5-year renewal options which, if all are exercised, may extend the Lease Term until September 30, 2039. Tenant shall notify Landlord in writing not less than ninety days before the expiration of the initial Lease Term and, if applicable, any and all renewal terms if Tenant chooses to exercise Tenant's renewal options. The agreements, covenants and provisions provided in this Lease shall control and apply to any renewal Lease Term. If Tenant fails to notify Landlord of its decision to exercise its renewal rights within the time specified hereunder, Tenant shall have no rights to renew the Lease Term. Said notice requirement may be waived by Landlord.

c. Right of First Refusal to Lease Additional Space. During the term of the Lease, Tenant 11 have a right of first refusal ("Right of First Refusal") to lease the remaining rentable area within the Project as portions of it become available from time to time (each such portion being referred to herein as an "Additional Space"), on the same terms and conditions of this Lease. If Landlord receives an offer to lease the Additional Space from a third party which Landlord desires to accept, Landlord shall present the same, in writing, to Tenant, and Tenant shall thereafter have thirty (30) business days in which to accept or reject that offer by notice to Landlord. The Right of First Refusal shall apply only with respect to the entire Additional Space subject of the third-party offer, and may not be exercised with respect to only a portion thereof. If Tenant rejects that offer or fails to accept the same in writing within that time, then Landlord shall be free to lease the Additional Space to the third party on substantially similar terms and conditions to those offered to Tenant in the foregoing manner.

i. Each Right of First Refusal shall, at Landlord's election, be null and void if Tenant is in default under the Lease at the date Landlord would otherwise notify Tenant of the offer concerning the Additional Space. After Tenant validly exercises a Right of First Refusal provided in this Lease, the parties shall execute an amendment to the Lease adding the Additional Space, or a new lease for the Additional Space, or such other documentation as Landlord shall require, promptly after Landlord shall have prepared the same, confirming the leasing of such Additional Space to Tenant. An otherwise valid exercise of the Right of First Refusal contained in this Lease shall not be fully effective until such confirmatory documentation is executed.

ii. If Tenant shall exercise a Right of First Refusal granted in this Lease, Landlord does not guarantee that the Additional Space will be available on the commencement date for the Lease thereof if the then-existing occupants of the Additional Space shall hold over, or for any other reason beyond Landlord's reasonable control. In that event, Tenant's sole recourse shall be that the rent with respect to the Additional Space shall be abated until Landlord legally delivers the same to Tenant. Tenant's exercise of that Right of First Refusal shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. Each and all Rights of First Refusal are personal to Tenant and may not be exercised or enjoyed by any other Person. If the Lease or Tenant's right to possession of the Leased Premises shall terminate in any manner whatsoever before Tenant shall exercise a Right of First Refusal, immediately upon such termination, the Right of First Refusal shall simultaneously terminate and become null and void. Under no circumstances whatsoever shall a subtenant under a sublease of the Leased
Premises have an right to exercise a Right of First Refusal granted in this Lease.

d. Right of First Refusal to Purchase Project. During the term of the Lease, Tenant shall have right of first refusal ("Right of First Refusal to Purchase") to purchase the Project based on an average appraised value as submitted by two certified appraisers selected by Tenant. If Landlord receives an offer to purchase the Project from a third party which Landlord desires to accept, Landlord shall present the same, in writing, to Tenant, and Tenant shall thereafter have thirty (30) business days in which to accept or reject that offer by notice to Landlord. The Right of First Refusal to Purchase shall apply to any portion of the Project offered for sale by Landlord. If Tenant rejects that offer or fails to accept the same in writing within that time, then Landlord shall be free to sell the Project to the third party on substantially similar terms and conditions to those offered to Tenant in the foregoing manner.

i. Each Right of First Refusal to Purchase shall, at Landlord's election, be null and void if Tenant is in default under the Lease at the date Landlord would otherwise notify Tenant of the offer concerning the offer to purchase. After Tenant validly exercises a Right of First Refusal to Purchase, the parties shall execute a sales agreement for the Project, and Landlord shall prepare the same, confirming the obligation of the Tenant to purchase the Project. Said sale agreement shall contain the terms and conditions of the original third party offer to purchase, shall require an earnest money deposit of no less than five percent (5%) of the Project purchase price, shall contain terms and conditions customary for Hilton Head Island, South Carolina, and shall obligate Tenant to close the purchase within ninety (90) days of the Tenants exercise of its Right of First Refusal to Purchase. An otherwise valid exercise of the Right of First Refusal contained in this Lease shall not be fully effective until such confirmatory documentation is executed.

ii. Each and all Rights of First Refusal to Purchase are personal to Tenant and may not be exercised or enjoyed by any other person. If the Lease or Tenant's right to possession of the Leased Premises shall terminate in any manner whatsoever before Tenant shall exercise a Right of First Refusal to Purchase, then immediately upon such termination, Right of First Refusal to Purchase shall simultaneously terminate and become null and void. Under no circumstances whatsoever shall a subtenant under a sublease of the Leased Premises have any right to exercise a Right of First Refusal to Purchase granted in this Lease.

e. Tenant shall have the option, after the expiration of ten (10) years from the Commencement Date of this Lease, to buy-out Tenant's remaining obligations under this Lease. If Tenant chooses to exercise this option, such buy-out shall be at commercially reasonable terms to be agreed upon by both Landlord and Tenant. After such option has been exercised, Tenant shall have no further obligations to Landlord under this Lease.

3. RENT.

a. Rent. Tenant hereby covenants and agrees to pay to Landlord as rent for the Leased Premises (all of which is collectively referred to as "Rent") all of the following:

i. Annual basic rent ("Basic Rent") in the sum of Three Hundred Seventy Two Thousand and No/100 Dollars ($372,000.00), payable in twelve (12) equal monthly installments of Thirty One Thousand and No/100 Dollars ($31,000.00), in advance on the first day of each month during each calendar year during the Lease Term beginning on the first day of the calendar month eighteen (18) months from the Commencement Date which date shall be entered into this Section upon the establishment of the Commencement Date here:
; and,

ii. Additional rent ("Additional Rent") in the amount of any payment referred to as such in any portion of this Lease which accrues while this Lease is in effect (which shall include any and all charges or other amounts which Tenant is obligated to pay Landlord under this Lease, other than Basic Rent). Additional rent shall be due and payable upon the Commencement Date, and shall be prorated for any partial calendar month in the event the Commencement Date does not fall on the first day of a calendar month. Only Basic Rent shall be abated for up to eighteen (18) months as set forth in Section 3(a) above.

b. Rent Adjustment. Basic Rent shall be adjusted in each calendar year beginning with 2010, as provided in Section 5 hereof.

c. Method of Payment. Basic Rent and all Additional Rent as provided for under this Lease shall be paid promptly when due, in cash or by check, in lawful money of the United States of America, without notice or demand and without deduction, diminution, abatement, counterclaim or set off of any amount or for any reason whatsoever, payable to Platinum Commercial Real Estate, Inc., and delivered to Platinum Commercial Real Estate, Inc. at its offices at the address as stated in Section 26 or to such other person and place as may be designated by notice in writing from Landlord to Tenant from time to time. If Tenant shall present to Landlord more than twice during the Lease Term checks or drafts not honored by the institution upon which they are issued, then Landlord may require that future payments of Rent and other sums thereafter payable be made by certified or cashier's check.

d. Charge for Late Payment. Other remedies for non-payment of rent notwithstanding, any installment of Rent which is not paid within ten (10) days after the due date shall be subject, at Landlord's option each month, to a late charge equal to five percent (5%) of the amount due, which shall be payable as Additional Rent. Any installment of Basic Rent or Additional Rent not paid within thirty (30) days from the date due shall accrue interest at the rate of eighteen (18%) percent per annum (but in no event higher than the maximum rate allowed by law) until paid in full, which interest shall be deemed Additional Rent.

e. Partial Payments. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check for payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

f. Rent Not Based on Income. It is agreed by Landlord and Tenant that no Rent for the use, occupancy or utilization of the Leased Premises shall be, or is, based in whole or in part on the net income or profits derived by any person from the Building, Project or the Leased Premises.

4. USE OF LEASED PREMISES.

a. Permitted Uses. Tenant covenants to use the Leased Premises only for banking purposes or professional office, subject to and in accordance with all applicable zoning and other governmental regulations. Tenant, at its own expense, shall comply with and promptly carry out all orders, requirements or conditions imposed by the ordinances, laws and regulations of all of the governmental authorities having jurisdiction over the Leased Premises, which are occasioned by or required in the conduct of Tenant's business within the Leased Premises and to obtain all licenses, permits and the like required to permit Tenant to occupy the Leased Premises.

b. As-Is Condition. Upon the issuance of a Certificate of Occupancy, Tenant accepts the Leased Premises and the rest of the Project from Landlord in "as is" condition, except to the extent specifically provided elsewhere in this Lease.

c. Prohibited Uses. Tenant shall not permit the Leased Premises, or any part thereof, to be used for any unlawful or hazardous purpose, nor for any purpose other than herein before specified, nor for the manufacture of any commodity therein, without the prior written consent of Landlord.

5. COST OF LIVING ADJUSTMENT.

a. Annual Adjustment of Rent. Effective on the first day of each January beginning with 2010, so long as this Lease remains in effect, the Basic Rent set forth in Section 3 shall be increase on an annual basis; and Tenant thereafter covenants to pay Landlord, during each ensuing calendar year, new adjusted Basic Rent in an amount which, in each calendar year, is equal to that amount determined by multiplying the Basic Rent payable at the end of the preceding year by a multiplier equal to the number one plus a fraction, the numerator of which shall be the difference in the Consumer Price Index ("CPI"), now known as the "United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, U.S. City Average for all Urban Consumers, Seasonally Adjusted, All items", between the month of December of the preceding calendar year and the month of December of the year immediately prior to the preceding calendar year ("Base CPI"), and the denominator of which shall be such Base CPI, provided that the new adjusted Basic Rent shall not exceed 105% of the prior year Basic Rent.

b. Payment of Adjusted Rent. The resulting adjusted Basic Rent, shall be payable, in equal monthly installments, each in advance, on the first day of each month of the applicable calendar year.

c. Substitute Adjustment Formula Determined by Arbitration. In the event the CPI is discontinued, ceases to incorporate a significant number of the items now incorporated therein, or if a substantial change is made in such CPI, the parties hereto shall agree to a substitute formula and if they are unable to agree, shall rely upon arbitration under the rules of the American Arbitration Association then in effect to determine the analogous adjustment formula.

6. OPERATING EXPENSES AS ADDITIONAL RENT.

a. Operating Expenses Defined. The term "Operating Expenses" shall mean expenses incurred by Landlord in connection with the operation, maintenance and repair of the Building and the Project in the following categories: electricity, fuel, water, sewer, gas, oil and other utilities; security; pest control; cleaning of windows and exterior curtain walls; landscaping and repair and maintenance of grounds; the cost, amortized over its useful life or payback period, of any capital improvement made to the Project which is required under governmental law or regulation that was not applicable to the Project at the time it was constructed.

b. During the term of this Lease, Tenant shall pay as Additional Rent a percentage of the Operating Expenses for the Building and the Project.

i. Tenant's percentage of Operating Expenses for the Project shall be calculated as follows: The Project's Operating Expenses shall be multiplied by a fraction equal to the Tenant's square footage of the Project, which square footage totals 15,500 square feet, divided by the total square footage of the Project, which square footage totals 17,000 square feet.

c. No Reduction in Rent. Nothing contained in this Section shall be construed at any time to reduce the Rent payable hereunder below the amount stipulated in Sections 3 and 5 of this Lease.

d. Proration and Adjustments for Partial Year. If the Commencement Date, Termination Date or sooner termination of this Lease shall not coincide with the beginning or end of a calendar year, then in computing the amount payable under this Section for the period between the commencement of the applicable year and the Termination Date or sooner termination of this Lease, operating expenses incurred during Tenant's occupancy of the Leased premises shall be prorated as outlined in (i) above. Tenant's obligation to pay Operating Expenses under this Section 6 for the final period of the Lease (as well as for any earlier period not paid as of the expiration or sooner termination of the Lease) shall survive the expiration or sooner termination of this Lease.

e. Rights Reserved to Require Monthly Installments. Landlord reserves the right, throughout the Lease Term, to require that Tenant pay each month in advance, as Additional Rent, one-twelfth of Landlord's estimate of Tenant's annual obligation under this Section 6. Such payments shall in no way limit Tenant's annual obligation. If the total of such monthly installments paid is less than Tenant's total obligation, Tenant shall promptly pay the difference upon receipt of Landlord's statement. Any overpayment shall be credited to Tenant's obligation for the next succeeding period.

7. REAL ESTATE TAXES AS ADDITIONAL RENT

a. Real Estate Taxes Defined. The term "Real Estate Taxes" means all personal and real property taxes, rates and assessments, general or special, levied or imposed with respect to the Project and improvements constructed thereon (including all taxes, rates and assessments, general or special, levied or imposed for school, public betterment and/or general or local improvements). Reasonable expenses incurred by Landlord in obtaining or attempting to obtain a reduction of any Real Estate Taxes shall be added to and included in the amount of any such Real Estate Taxes. Real Estate Taxes which are being contested by Landlord shall nevertheless be included for purposes of the computation of the liability of Tenant; provided however, that in the event that Tenant shall have paid any amount of Additional Rent pursuant to this Section 7 and Landlord shall thereafter receive a refund of any portion of any Real Estate

Taxes on which such payment shall have been based, Landlord shall pay to Tenant the appropriate portion of such refund. Landlord shall have no obligation to contest, object or litigate the levying or imposition of any Real Estate Taxes and may settle, compromise, consent to, waive or otherwise determine in its discretion any Real Estate Taxes without consent or approval of Tenant.

b. During the term of this Lease, Tenant shall pay as Additional Rent a percentage of the Real Estate Taxes for the Project. Tenant's percentage of Real Estate Taxes for the Project shall be calculated as follows: The Project's Real Estate Taxes shall be divided by the total amount of square feet of space to be leased, or leased, within the Project. That amount shall be the Real Estate Tax due per square foot of rentable space within the Project, and Tenant's percentage shall be equal to the square footage of the Leased Premises as set forth in Section 1 multiplied times the Real Estate Tax due per square foot of rentable space within the Project.

c. No Reduction in Rent. Nothing contained in this Section 7 shall be construed at any time to reduce the Rent payable hereunder below the amount stipulated in Sections 3 and 5 of this Lease.

d. Certain Increase Not Included. Tenant shall not be liable for any addition to the Real Estate Taxes solely by. reason of Landlord's failure to pay Real Estate Taxes when due.

e. Proration of Adjustment for Partial Year. If the Commencement Date, Termination Date or sooner termination of this Lease shall not coincide with the beginning or end of a Real Estate Tax Year, then in computing the amount payable under this Section 7 for the period between the commencement of the applicable Real Estate Tax Year in question and the Termination Date or sooner termination of this Lease, the amount that would have been due from the Tenant for the full year if Tenant had been a tenant for the entire Real Estate Tax Year, shall be prorated over the portion of the Real Estate Tax Year that Tenant is a tenant in the Project. Tenant's obligation to pay Real Estate Taxes under this Section 7 for the final period of the Lease (as well as for any earlier period not paid as of the expiration or sooner termination of the Lease) shall survive the expiration or sooner termination of this Lease.

f. Rights Reserved to Require Monthly Installments. Landlord reserves the right, throughout the Lease Term, to require that Tenant pay each month in advance, as Additional Rent, one-twelfth of Landlord's estimate of Tenant's annual obligation under this Section 7. Such payments shall in no way limit Tenant's annual obligation. If the total of such monthly installments paid is less than Tenant's total obligation, Tenant shall promptly pay the difference upon receipt of Landlord's statement. Any overpayment shall be credited to Tenant's obligation for the next succeeding period.

8. REPAIRS AND MAINTENANCE

a. Landlord's Responsibility to Maintain and Repair. Subject to the provisions hereinafter contained with regard to damage by fire or other casualty, Landlord agrees to maintain the Leased Premises in good order and repair during the Lease Term, unless damage thereto shall have been caused by the act or neglect of Tenant, its agents, employees, contractors or invitees, in which case, the same shall be repaired by and at the expense of Tenant. If Tenant fails to make such repairs promptly, Landlord, at its option, may make such repairs and Tenant shall pay Landlord on demand Landlord's actual costs in making such repairs plus a fee of ten percent (10%) to cover Landlord's overhead. Landlord shall not be liable to Tenant for any damage or inconvenience and Tenant shall not be entitled to any abatement or reduction of Rent by reason of any repairs, alterations or additions made by Landlord under this Lease, unless said repairs, alterations or additions substantially impair Tenant's ability to conduct business.

b. Tenant's Responsibility to Maintain and Repair. Tenant shall maintain all non-structural portions of the interior of the Leased Premises in good repair and condition, normal wear and tear expected.

9. LANDLORD'S OBLIGATIONS AND ACCESS RIGHTS

a. Landlord shall provide maintenance and landscaping to the Project and the exterior of the improvements thereon. Landlord shall also be responsible for garbage pickup and janitorial services to the Project, excluding the interior of the Leased Premises. Tenant acknowledges and agrees that Landlord shall not be liable in any way for any damage or inconvenience caused by the cessation or interruption of such services occasioned by fire, accident, strikes, necessary maintenance, alterations or repairs, or other causes beyond Landlord's control and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof.

b. Landlord's Right to Access Service Lines. Landlord reserves the right to erect, use, connect to, maintain and repair pipes, ducts, conduits, cables, plumbing, vents and wires in, to and through the Leased Premises as and to the extent that Landlord deems necessary or appropriate for the proper operation and maintenance of the Project (including the servicing of other tenants in the Project) and the right at all times to transmit water, heat, air-conditioning and electric current through such pipes, ducts, conduits, cables, plumbing, vents and wires.

10.  TENANT'S AGREEMENTS

a. Utilities. Tenant shall pay its prorated share of utility costs, including electrical, water, and sewer applicable to the Leased Premises, as well as all utilities occasioned by equipment such as telephones, televisions, security systems, and computers with high electrical consumption, including without limitation, the cost of installing, servicing and maintaining any special or additional inside or outside wiring or lines, meters or sub-meters, transformers, poles, air conditioning costs, or the cost of any other equipment necessary to increase or determine the amount or type of electricity or power available to the Leased Premises.

b. Covenants of Tenant. Tenant covenants and agrees:

i. not to obstruct or interfere with the rights of other tenants, or those having business with them, or conflict with the fire laws or regulations, or with any insurance policy upon said Project or any part thereof, or with any statutes, rules or regulations now existing or subsequently enacted or established by the local, state or federal governments and Tenant shall be answerable for all nuisances caused by Tenant in the Project or on the approaches thereto;

ii. not to place a load on any floor exceeding the floor load which such floor was designed to carry in accordance with the plans and specifications of the Project, and not to install, operate or maintain in the Leased Premises any safe or heavy item of equipment except in such manner and in such location as Landlord shall prescribe so as to achieve the proper distribution of weight;

iii. not to strip, overload, damage or deface the Leased Premises, hallways, stairways, elevators, parking facilities or other public areas of the Project, or the fixtures therein or used therewith;

iv. not to suffer or permit any trade or occupation to be carried on or use made of the Leased Premises which shall be unlawful, noisy, offensive, or injurious to any person or property, or such as to increase the danger of fire or affect or make void or voidable any insurance on the Project, or which may render any increased or extra premium payable for such insurance, or which shall be contrary to any law or ordinance, rule or regulation from time to time established by any public authority;
v. not to place upon the interior or exterior of the Project, or any window or any part thereof or door of the Leased Premises, any placard, sign, lettering, window covering or drapes, except such and in such place and manner as shall have been first approved in writing by Landlord, and to use Project standard signage on its suite entry door, which shall be installed at Tenant's cost; to park vehicles only in the area from time to time designated by Landlord;

vi. to conform to all rules and regulations from time to time established by the appropriate insurance rating organization and to all reasonable rules and regulations from time to time established by the Landlord;

vii. to be responsible for the cost of removal of Tenant's bulk trash at time of move-in, during occupancy and move-out;

viii. not to conduct nor permit in the Leased Premises either the generation, treatment, storage or disposal of any hazardous substances and materials or toxic substances of any kind as described in any federal, state or local laws, ordinances or regulations regarding environmental or hazardous wastes, and Tenant shall prohibit its assignees, sublessees, employees, agents and contractors (collectively: "Permitees") from doing so; and Tenant shall indemnify, defend and hold Landlord and its agents harmless from all loss; costs, foreseeable and unforeseeable, direct or consequential; damages; liability; fines; prosecutions; judgments; litigation; and expenses, including but not limited to, clean-up cost, court costs and reasonable attorneys' fees arising out of any violation of the provisions of this Section by Tenant or its Permitees.

11. ALTERATIONS.

Tenant shall not make any alterations, additions, or other improvement in or to the Leased Premises or install any equipment of any kind that shall require any alterations or additions or affect the use of the Project's water system, heating system, plumbing system, air -conditioning system, electrical system or other mechanical system, or install any telephone antennae on the roof, in the windows, or upon the exterior of the Project without the prior written consent of Landlord. If any such alterations or additions are made by Tenant without Landlord's consent, Landlord may correct or remove them and Tenant shall be liable for any and all costs and expenses incurred by Landlord in the connection or removal of such work. All plans and specifications for any such work shall be prepared by Tenant at Tenant's expense and shall thereafter be submitted to Landlord for its review. Tenant or Tenant's contractor used to complete such alteration or addition must evidence insurance coverage to include (a) Worker's Compensation Coverage and (b) Comprehensive General Liability and Property Damage

insurance in the amount of not less than One Million Dollars ($1,000,000.00) in the aggregate. All work with respect to such alterations and additions shall be done in a good and workmanlike manner and diligently prosecuted to completion to the end that Leased Premises shall at all times be a complete unit except during the period necessarily required for such work. Tenant shall not permit a mechanic's lien(s) to be placed upon the Leased Premises or the Project as a result of any alterations or improvements made by it and agrees, if any such lien be perfected on account of the act of Tenant, promptly to pay the same. If Tenant fails to discharge such lien within fifteen (15) days of its perfection, then, in addition to any other right or remedy of Landlord, landlord may, at its election, discharge the lien. Tenant shall pay on demand any amount paid by Landlord for the discharge or satisfaction of any such lien, and all attorneys' fees and other costs and expenses of Landlord incurred in defending any such action or in obtaining the discharge of such action or in obtaining the discharge of such lien, together with all necessary disbursements in connection therewith. Tenant hereby expressly recognizes that in no event shall it be deemed the agent of Landlord and no contractor of Tenant shall by virtue of its contract be entitled to assert any lien against the Leased Premises or Project. All alterations or additions shall become a part of the realty and surrendered to Landlord upon the expiration or termination of this Lease, unless Landlord shall at the time of its approval of such work require removal or restoration on the part of Tenant as a condition of such approval.

12.  HOLD HARMLESS.

a. Limitations of Landlord's Liability. Except in the event of gross negligence by Landlord or landlord's agents, Landlord shall not be liable for any damage to, or loss of, property in the Leased Premises belonging to Tenant, its employees, agents, visitors, licensees or other persons in or about the Leased Premises, or for damage or loss suffered by the business of Tenant, from any cause whatsoever, including, without limiting the generality thereof, such damage or loss resulting from fire, steam, smoke, electricity, gas, water, rain, ice or snow, which may leak or flow from or into any part of the Leased Premises, or from the breakage, leakage, obstruction or other defects of the pipes, wires, appliances, plumbing, air-conditioning or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the Leased Premises or upon other portions of the Project of which the Leased Premises are a part, or from other sources. Landlord shall not be liable in any manner to Tenant, its agents, employees, invitees or visitors for any injury or damage to Tenant, Tenant's agents, employees, invitees or visitors, or their property, caused by the criminal or intentional misconduct, or by any act or neglect of third parties or of Tenant, Tenant's agents, employees, invitees or visitors, or of any other tenant of the Project. Tenant covenants that no claim shall be made against Landlord by tenant, or by any agent or servant of Tenant, or by others claiming the right to be in the Leased Premises or in the Project through or under Tenant, for any injury, loss or damage to the Leased Premises or to any person or property occurring upon the Leased Premises from any cause other than the gross negligence of Landlord. In no event shall Landlord be liable to Tenant for any consequential damages sustained by Tenant arising out of the loss or damage to any property of Tenant except in the event of gross negligence of Landlord.

b. Tenant's Indemnification of Landlord. Tenant covenants and agrees to save Landlord harmless and indemnified, and to defend Landlord from all loss, damage, liability or expense of any kind, including without limitation attorneys' fees and court costs incurred, suffered or claimed by any person whomsoever, or for any damage or injury to any persons or property from any cause whatsoever, by reason of the use or occupancy by Tenant, its agents, employees, invitees or visitors of the Leased Premises, or of the Project unless caused solely by the gross negligence of Landlord.

c. Tenant Solely Responsible for Deliveries to Tenant. It is understood that employees of Landlord are prohibited as such from receiving any packages or other articles delivered to the Project for Tenant and that should any such employee receive any packages or articles, he or she in so doing shall be the agent of Tenant and not of Landlord.

d. The provisions of this Section 12 shall survive the expiration or sooner termination of the Lease Term.

13.  LIEN ON TENANT'S PROPERTY.

To protect Landlord in the event Tenant defaults hereunder, Tenant hereby grants to Landlord a continuing security interest for all Rent and other sums of money becoming due hereunder from Tenant, and upon all goods, wares, chattels, fixtures, furniture and other personal property of Tenant which are or may be located on the Leased Premises so long as any Rent or other such sum from time to time owed to Landlord hereunder remains unpaid. Tenant shall, on its receipt of a written request therefore from Landlord, execute such financing statements, continuation statements and other instruments and as are necessary or desirable, in Landlord's judgment, to perfect such security interest.

14.  INSURANCE.

a. Public Liability Insurance. Tenant shall, at its cost and expense, obtain and maintain at all times during the Lease Term, for the protection of Landlord and Tenant, Public Liability Insurance (Comprehensive General Liability or Commercial General Liability) including Contractual Liability Insurance, with a personal injury limit of not less than One Million Dollars ($1,000,000) for injury or death to any one person and not less than Two Million Dollars ($2,000,000) for injury and/or death to any number of persons for each occurrence and not less than Five Hundred Thousand Dollars ($500,000) property damage coverage, insuring against all liability of Tenant and its representative arising out of and in connection with Tenant's use or occupancy of the Leased Premises. Landlord shall be named as an additional insured.

b. Fire and Extended Coverage Insurance. Tenant shall, at its cost and expense, obtain and maintain at all times during the Lease Term, fire and extended coverage insurance on the Leased Premises and its contents, including any leasehold improvements made by Tenant, in an amount sufficient so that no co-insurance penalty shall be invoked in case of loss.

c. Periodic Increases of Coverage Limits. Tenant shall increase its insurance coverage, as required, but not more frequently than each calendar year if, in the opinion of Landlord or any mortgagee of Landlord, the amount of public liability and/or property damage insurance coverage at that time is not adequate.

d. Insurance Company Standards and Prior Notice of Change in Coverage. All insurance required under this Lease shall be issued by insurance companies licensed to do business in the jurisdiction where the Project is located. Such companies shall have a policy holder rating of at least "A+" and be assigned a financial size category of at least "Class X" as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies. Each policy shall contain an endorsement requiring thirty (30) days written notice from the insurance company to Landlord before cancellation or any change in the coverage, scope or amount of any policy. Each policy, or a certificate showing it is in effect, together with evidence of payment of premiums, shall be deposited with Landlord on or before the Commencement Date, and renewal certificates or copies of renewal policies shall be delivered to Landlord at least thirty (30) days prior to the expiration of any policy.

e. Jeopardizing Insurance by Misuse of Leased Premises Prohibited. If any of Landlord's insurance policies shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of the use of the Leased Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Leased Premises, and if Tenant fails to remedy the condition within thirty (30) days after notice thereof, Landlord may at its option, either terminate this Lease or enter upon the Leased Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Leased Premises from such entry.

f. Insurer Not to Have Subrogation Rights. All policies covering real or personal property which either party obtains affecting the Leased Premises shall include a clause or endorsement denying the insurer any rights of subrogation or recovery against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss. Landlord and Tenant hereby waive any rights of subrogation or recovery against the other for damage or loss to their respective property due to hazards covered or which should be covered by policies of insurance obtained or which should be or have been obtained pursuant to this Lease, to the extent of the injury or loss covered thereby assuming that any deductible shall be deemed to be insurance coverage.

15.  ASSIGNMENT & SUBLETTING.

Tenant shall not assign, transfer, mortgage or encumber this Lease or sublet the Leased Premises other than to an entity affiliated with Tenant without obtaining the prior written consent of Landlord, nor shall any assignment or transfer of this Lease be effectuated by operation of law or otherwise without the prior written consent of Landlord, which consent shall not be unreasonably withheld by Landlord. In the event that Tenant desires to assign this Lease, sublet the Leased Premises, or permit occupancy or use of the Leased Premises or any part thereof by another party or parties, Tenant shall provide Landlord with thirty (30) days advance written notice of Tenant's bona fide proposed assignment or subletting of all or any part of the Leased Premises. The consent by Landlord to any assignment, transfer, or subletting to any party other than Landlord shall not be construed as a waiver or release of Tenant from any covenant or obligation under this Lease, nor shall the collection or acceptance of Rent from any such assignee, transferee, subtenant or occupant constitute a waiver or release of Tenant from any covenant or obligation contained in this Lease, nor shall such assignment or subletting be construed to relieve Tenant from giving Landlord said thirty (30) days notice, nor from obtaining the consent in writing of Landlord to any further assignment or subletting. In the event that Tenant defaults hereunder, Tenant hereby assigns to Landlord any and all rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord. Without limiting the generality of the foregoing, if Landlord consents to an assignment or sublease pursuant to this Section 15, Landlord may condition its consent upon the entry by such transferee into an agreement (in form and substances satisfactory to Landlord) with Landlord, by which such transferee assumes all of Tenant's obligations hereunder.

16.  LANDLORD'S RIGHT OF ACCESS.

a. Landlord's General Right of Access. Landlord may, at any time during Tenant's occupancy, during reasonable business hours and upon reasonable advance notice, enter either to view the Leased Premises or to show the same to others, or to facilitate repairs to the Project, or to introduce, replace, repair, alter or make new or change existing connections from any fixtures, pipes, wires, ducts, conduits or other construction therein, or remove, without being held responsible therefore, placards, signs, lettering, window or door coverings and the like not expressly consented to by Landlord.

b. Access Through Floor Covering Permitted. If Tenant shall carpet over the access panels of the under floor duct system in the floor of the Leased Premises (if applicable), Landlord is hereby authorized and permitted to cut such carpeting to reach the ducts in such panels in order to make any necessary connections therefrom to service other parts of the Project. Landlord shall have the carpeting restitched in a workmanlike manner and Tenant agrees to promptly reimburse Landlord for the cost of such cutting and restitching upon demand therefore.

c. Landlord's Right to Show Leased Premises. Landlord may, during the last one hundred and twenty (120) days of the Lease Term, during reasonable business hours and upon reasonable advance notice enter the Leased Premises free from hindrance or control of Tenant to show the Leased Premises to prospective tenants at times which shall not unreasonably interfere with Tenant's business. If Tenant shall vacate the Leased Premises during the last month of the Lease Term, Landlord shall have the unrestricted right to enter the same after Tenant's moving to commence preparation for the succeeding tenant or for any other purpose whatsoever, without affecting Tenant's obligation to pay Rent for the full Lease Term.

17.  FIRE CLAUSE.

a. General Rights and Obligations in Case of Fire. In the event the Leased Premises or any part thereof, the elevators, hallways, stairways or other approaches thereto, becomes damaged or destroyed by fire or other casualty from any cause so as to render said Leased Premises and/or approaches unfit for use and occupancy, a just and proportionate part of the Rent according to the nature and extent of the damage or injury to said Leased Premises and/or approaches, shall be suspended or abated until said Leased Premises and/or approaches have been put in as good condition for use and occupancy as at the time immediately prior to such damage or destruction. Landlord shall proceed, at its expense and as expeditiously as may be practicable, to repair the damage, unless, because of the substantial extent of the damage or destruction, Landlord should decide not to repair or restore the Leased Premises or the Project, in which event and at Landlord's sole option, Landlord may terminate this Lease forthwith by giving Tenant a written notice of its intention to terminate within ninety (90) days after the date of the fire or other casualty. Landlord shall not be obligated to repair, restore or replace any fixture, improvement, alteration, furniture or other property owned, installed or made by Tenant, all of which shall be repaired, restored or replaced by Tenant.

b. Notice of Damage to Leased Premises. Tenant shall immediately notify Landlord of any damage to the Leased Premises caused by fire or any other casualty.

c. Landlord Not Liable for Business Interruption. No damages, compensation, or claim shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Leased Premises or the Project. Subject to the provisions of Section 17.1, Landlord shall diligently proceed to have such repairs made promptly.

18.  CONDEMNATION

a. Lease Terminated by Substantial Condemnation. At the election of Tenant, and in Tenant's sole discretion, this Lease shall be terminated and the Rent shall be abated to the date of such termination upon condemnation of the Leased Premises, the Project or any part thereof by any competent authority under right of eminent domain for any public or quasi-public use or purpose if said condemnation substantially impairs Tenant's ability to conduct business. In case of any taking or condemnation, whether or not the Lease Term shall cease and terminate, the entire award shall be the property of Landlord, and Tenant hereby assigns to Landlord all right, title and interest in and to any such award. Tenant however, shall be entitled to claim, prove and receive in the condemnation proceeding such awards as may be allowed for fixtures and other equipment installed by it, but only if such awards shall be made by the court in addition to (and shall in no manner whatsoever reduce) the award made by it to Landlord for the land and improvements or part thereof so taken.

b. Temporary or Partial Condemnation. In the event of a temporary taking or condemnation of all or any part of the Leased Premises for any public or quasi-public use or purpose, this Lease shall be unaffected and Tenant shall continue to pay in full Basic Rent and all Additional Rent payable for any such period. In the event of any such temporary taking, Tenant shall be entitled to claim, prove and receive the portion of the award for such taking that represents compensation for use or occupancy of the Leased Premises during the Lease Term, and Landlord shall be entitled to appear, claim, prove and receive the portions of the award that represent the cost of restoration of the Leased Premises and the use or occupancy of the Leased Premises after the end of the Lease Term.

19.  DEFAULTS AND REMEDIES.

a. Events of Tenant Default. It is hereby mutually agreed that: (a) if Tenant shall fail (i) to pay Rent or other sums which Tenant is obligated to pay by any provision of this Lease, when and as it is due and payable hereunder and without demand therefore, or (ii) to keep and perform each and every covenant, condition and agreement herein contained on the part of Tenant to be kept and performed; or (b) if Tenant shall abandon or evidence any intention to abandon all or any portion of the Leased Premises; or (c) if the estate hereby created shall be taken by execution or other process of law; or (d) if Tenant shall (i) generally fail to pay Tenant's debts as such debts become due, (ii) become insolvent, (iii) make an assignment for the benefit of creditors, (iv) file, be the entity subject to, or acquiesce in a petition in any court (whether or not filed by or against Tenant pursuant to any statute of the United States or any state and whether or not for a trustee, custodian, receiver, agent, or other officer for Tenant or for all or any portion of Tenant's property) in any proceeding whether bankruptcy, reorganization, composition, extension, arrangement, insolvency proceedings, or otherwise, which is not dismissed within 180 days of filing; then, and in each and every case, from thenceforth and at all times thereafter, at the sole option of Landlord, Landlord may exercise any or all of the below remedies:

i. Terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord. If Tenant fails to do so, Landlord may without notice and without prejudice to any other remedy Landlord may have, enter upon and take possession of the Leased Premises and expel or remove Tenant and its effects without being liable to prosecution or any claim for damages therefore; and Tenant shall indemnify Landlord for all loss and damage which Landlord may suffer by reason of such termination whether through the inability to relet the Leased Premises or otherwise including any loss of Rent for the remainder of the Lease Term;

ii. Terminate this Lease, in which event Tenant's default should be considered a total breach of Tenant's obligation under this Lease and Tenant immediately shall become liable for such damages for such breach, in an amount equal to the total of (1) costs of recovering the Leased Premises; (2) the unpaid Rent earned as of the date of termination, plus interest thereon from the due date at a rate equal to eighteen percent (18%) per annum, provided, however, that such interest shall never exceed the highest lawful rate; and (3) all other sums of money and damage owing by Tenant to Landlord. Tenant's right of possession shall cease and terminate and Landlord shall be entitled to the possession of the Leased Premises and shall remove all persons and property therefrom and reenter the same without further demand of Rent or demand of possession of the Leased Premises, either with or without process of law and without becoming liable to prosecution therefore, any notice to quit or intention to reenter being hereby expressly waived by Tenant;

iii. Declare the present worth (as of the date of such default) of the entire balance of Rent for the remainder of the Lease Term to be due and payable, and collect such balances in any manner not inconsistent with applicable law. For the purpose of this Section 19, "present worth" shall be computed by discounting the entire balance to present worth at a discount rate equal to one (1) percentage point above the discount rate then in effect at the Federal Reserve Bank nearest the location of the Project; and/or

iv. Pursue any combination of such remedies and/or other remedy available to Landlord on account of such default under applicable law.

b. In the event of any reentry or retaking of the Leased Premises by Landlord and/or any termination of this Lease by Landlord, Tenant shall nevertheless remain in all events liable and answerable for the Rent to the date for such retaking, reentry or termination and Tenant shall also be and remain answerable in damages for the deficiency or loss of Rent as well as all related expenses which Landlord may thereby sustain in respect to the balance of the Lease Term, and, in such case, Landlord reserves full power, which is hereby acceded to by Tenant, to let said Leased Premises for the benefit of Tenant, in liquidation and discharge, in whole or in part, as the case may be, of the liability of Tenant under the terms and provisions of this Lease, and such damages and related expenses, at the option of Landlord, may be recovered by it at the time of the retaking and reentry, or in separate actions, from time to time, as Tenant's obligation to pay Rent would have accrued if the Lease Term had continued, or from time to time as said damage and related expenses shall have been made more easily ascertainable by reletting of the Leased Premises, or such action by Landlord may, at the option of Landlord, be deferred until the expiration of the Lease Term, in which latter event the cause of action shall not be deemed to have accrued until the date of the termination of the Lease Term.

c. Interpretation of Agreement Under Bankruptcy Laws. The provisions of this Section 19 are subject to the Bankruptcy Laws of the United States of America and the State of South Carolina which may, in certain cases, limit the rights of Landlord to enforce some of the provisions of this Section in proceedings thereunder. To the extent that limitations exist by virtue thereof, the remaining provisions hereof shall not be affected thereby but shall remain in full force and effect. The provisions of this Section 19 shall be interpreted in a manner which results in a termination of this Lease in each and every instance, and to the fullest extent and at the earliest moment that such termination is permitted under the federal and state bankruptcy laws, it being of prime importance to Landlord to deal only with tenants who have, and continue to have, a strong degree of financial strength and financial stability.

d. Application of Rents After Reletting. All rents received by Landlord in any reletting after Tenant's default shall be applied, first to the payment of such reasonable expenses as Landlord may have incurred in recovering possession of the Leased Premises and in reletting the same (including brokerage fees), second to the payment of any reasonable costs and expenses incurred by Landlord, either for making the necessary repairs (including fitting up the space for such reletting) to the Leased Premises or in curing any default on the part of Tenant of any covenant or condition herein, made binding upon Tenant. Any remaining rent shall then be applied toward the payment of Rent due from Tenant, together with interest and penalties as defined in Section 3.4, and Tenant expressly agrees to pay any deficiency then remaining. Landlord shall in no event be liable in any way whatsoever (nor shall Tenant be entitled to any set off) for Landlord's failure to relet the Leased Premises, and Landlord, at its option, may refrain from terminating Tenant's right of possession, and in such case may enforce against Tenant the provisions of this Lease for the full Lease Term.

20.  SUBORDINATION CLAUSE.

Lease Subordinate to Mortgages. This Lease shall be subject and subordinate at all times to the lien of any mortgage or other encumbrances(s) which may now or which may at any time hereafter be made upon the Project of which the Leased Premises is a part or any portion thereof, or upon Landlord's interest therein. This clause shall be self operative, and no further instrument of subordination shall be required to effect the subordination of this Lease.

Nonetheless, in confirmation of such subordination, Tenant shall execute and deliver such further instrument(s) subordinating this Lease to the lien of any such mortgage thereby, and Tenant hereby appoints Landlord the attorney-in-fact of Tenant, irrevocably, to execute and deliver any such instrument(s) for Tenant. If the interests of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any mortgage on the Leased Premises or Project, Tenant shall be bound to the transferee at the option of the transferee, under the terms, covenants and conditions of this Lease for the remaining Term, including any extensions or renewals, with the same force and effect as if the transferee were Landlord under this Lease, and, if requested by such transferee, Tenant agrees to attorn to the transferee as its landlord. The holder of any mortgage encumbering the Project shall have the right, unilaterally, at any time to subordinate fully or partially its mortgage or other security instrument to this Lease on such terms and subject to such conditions as such holder may consider appropriate in its discretion. Upon request Tenant shall execute and deliver an instrument confirming any such full or partial subordination. Likewise, if the interests of the Landlord under this Lease shall be transferred by sale or any other voluntary action of Landlord, then Landlord agrees to use it's best efforts to have such transferee attorn to Tenant as its tenant under this Lease.

21.  SURRENDER OF POSSESSION.

Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender the Leased Premises and all keys, gate cards, parking passes, security cards, and locks connected therewith to Landlord in good order and repair (ordinary wear and tear excepted). Subject to the provisions of Section 1, any and all improvements, repairs, alterations and all other property attached to, used in connection with or otherwise installed upon the Leased Premises (i), shall, immediately upon the completion of the installation thereof, be and become Landlord's property without payment therefore by Landlord, and (ii) shall be surrendered to Landlord upon the expiration or earlier termination of the Lease Term, except that any machinery, equipment or fixtures installed by Tenant and used in the conduct of the Tenant's trade or business (rather than to service the Leased Premises or any of the remainder of the Project generally) and all other personalty of Tenant shall remain Tenant's property and shall be removed by Tenant upon the expiration or earlier termination of the Lease Term, and Tenant shall promptly thereafter fully restore any part of the Leased Premises damaged by such installation or removal thereof.

22.  TENANT HOLDING OVER.

If Tenant or any person claiming through Tenant shall not immediately surrender possession of the Leased Premises at the expiration or earlier termination of the Lease Term, Landlord shall be entitled to recover compensation for such use and occupancy at one hundred and fifty percent (150%) of the Basic Rent and Additional Rent payable hereunder just prior to the expiration or earlier termination of the Lease Term. Landlord shall also continue to be entitled to retake or recover possession of the Leased Premises as herein before provided in case of default on the part of Tenant, and Tenant shall be liable to Landlord for any loss or damage it may sustain by reason of Tenant's failure to surrender possession of the Leased Premises immediately upon the expiration or earlier termination of the Lease Term. Tenant hereby agrees that all the obligations of Tenant and all rights of Landlord applicable during the Lease Term shall be equally applicable during such period of subsequent occupancy.

23. ESTOPPELS.

Tenant shall, without charge therefore, at any time and from time to time, within ten (10) days after request by Landlord, execute, acknowledge and deliver to Landlord a written estoppel certificate certifying to Landlord, any mortgagee, assignee of a mortgagee, or any purchaser of the Project, or any other person designated by Landlord, as of the date of such estoppel certificate: (a) that Tenant is in possession of the Leased Premises: (b) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and setting forth such modification); (c) whether or not there are then existing any setoffs or defenses against the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant hereunder (and, if so, specifying the same in detail); (d) the amount of the Basic Rent and the dates through which Basic Rent and Additional Rent have been paid; (e) that Tenant has no knowledge of any then uncured defaults on the part of Landlord under this Lease (or if Tenant has knowledge of any such uncured defaults, specifying the same in detail); (f) that Tenant has no knowledge of any even having occurred that authorizes the termination of this Lease by Tenant (or if Tenant has such knowledge, specifying the same in detail); (g) the amount of any Security Deposit held by Landlord; and (h) such reasonable other information requested by Landlord, such mortgagee, assignee of such mortgagee, such purchaser or such other person. Failure to deliver the certificate within the ten (10) days after request by Landlord shall be conclusive upon Tenant for the benefit of Landlord and any successor to Landlord that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. If Tenant fails to deliver the certificate within the ten (10) days after requested by Landlord, then by such failure Tenant shall irrevocably constitute and appoint Landlord as its attorney-in-fact to execute and deliver the certificate to any third party.

24.  MISCELLANEOUS

a. Interpretation of "Tenant". The term "Tenant" shall include legal representatives, successors and permitted assigns. All covenants herein made binding upon Tenant shall be construed to be equally applicable to and binding upon its agents, employees and others claiming the right to be in or on the Leased Premises or in the Project through or under Tenant.

b. Interpretation Generally. If more than one individual, firm, or corporation shall join as Tenant, singular context shall be construed to be plural wherever necessary and the covenants of Tenant shall be the joint and several obligations of each party signing as Tenant and when the parties signing as Tenant are partners, shall be the obligation of the firm and of the individual members thereof.

c. Gender and Number. Feminine or neuter pronouns shall be substituted for those of the masculine form and the plural shall be substituted for the singular, wherever the context shall require. It is also agreed that no specific words, phrases or clauses herein used shall be taken or construed to control, limit or cut down the scope or meaning of any general word, phrases or clauses used in connection therewith.

d. No Waiver. No waiver or breach of any covenant, condition or agreement herein contained shall operate as a waiver of the covenant, condition or agreement itself, or of any subsequent breach thereof.

e. Nonrecourse Against Landlord. Notwithstanding anything to the contrary contained in this Lease, Tenant shall look only to Landlord's ownership in the Project for satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of the partners or principals of Landlord, disclosed or undisclosed, shall be subject to levy, execution or the enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Leased Premises. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord, its partners or its principals, or their respective heirs, legal representatives, successors and assigns on account of this Lease or any covenant, undertaking, or agreement of Landlord contained herein. If any provision of this Lease either expressed or implied obligates Landlord not to unreasonably withhold its consent or approval, an action for declaratory judgment or specific performance shall be Tenant's sole right and remedy in any dispute as to whether Landlord has breached such obligation.

f. No Warranties Implied. TENANT AND LANDLORD EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANOTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

g. Binding Effect. This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. This provision shall not be deemed to grant Tenant any right to assign this Lease or sublet the Leased Premises or any part thereof other than as provided in Section 15 hereof.

h. Entire Agreement; Amendment. It is understood and agreed by and between the parties hereto that this Lease contains the final and entire agreement between said parties, and that they shall not be bound by any terms, statements, condition or representations, oral or written, express or implied, not herein contained. This Lease may not be modified orally or in any manner other than by written agreement signed by the parties hereto.

i. Partial Invalidity. Every agreement contained in this Lease is, and shall be construed as a separate and independent agreement. If any term of this Lease of the application thereof to any person or circumstances shall be invalid and unenforceable, the remaining provisions of this Lease, the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected.

j. Force Majeure. Whenever a period of time is herein prescribed for action to be taken by either party to this Lease, neither shall be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other cause of any kind whatsoever which is beyond the reasonable control of said party.

k. Agreement Not Effective Until Executed by Landlord. The submission of this Lease to Tenant shall not be construed as an offer nor shall Tenant have any rights with respect thereto unless Landlord executes a copy of this Lease and delivers same to Tenant.

1. Tenant to Cooperate with Project Lenders, et al. If, in connection with obtaining financing for the Project (including syndications or sale/leasebacks), any lender or ground lessor shall request modifications to this Lease as a condition for such financing, Tenant will not unreasonably withhold, delay, or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect either the leasehold interest hereby created or Tenant's use and enjoyment of the Leased Premises.

m. Time of Essence. All times, whenever stated in this Lease, are declared to be of the essence of this Lease.

n. Enforcement Expense. Tenant and Landlord agree that all costs, including reasonable attorney's fees, of any legal action or suit in law or equity arising out of the mutual covenants, promises and agreements of this Lease, shall be paid by the unsuccessful party to such legal action, both prior to and on appeal.

o. Counterparts. This Agreement may be signed in counterparts, and when each required signatory hereunder shall have signed an original copy of this Agreement and delivered same to the other party, all such signatures shall be taken collectively as though each party hereto had executed in full a single document, and same shall be binding and of full force and effect.

p. Titles and Paragraph Headings. The titles and paragraph headings used herein are for purposes of convenience only and are not to be considered substantive in matters of construction.

q. Business Days. If the final day of any period or any date of performance under this Lease falls on a Saturday, Sunday or legal holiday, then the final day of the period or the date of performance shall be extended to the next day which is not a Saturday, Sunday or legal holiday

25. BROKERS.

Tenant represents and warrants that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with the negotiation or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection herewith, and Tenant shall indemnify, defend and hold Landlord harmless from and against any costs (including, but not limited to, court costs and attorneys' fees), expenses, or liability for commissions or other compensation claimed by any broker or agent other than those listed above in this Section 25 with respect to this Lease which arises out of any agreement or dealings, or alleged agreement or dealings, between Tenant and any such agent or broker. Landlord agrees to pay said commission to those agents or brokers listed above in this Section 25 in accordance with a separate letter agreement.

26.  NOTICES AND DEMANDS.

All notices required or permitted hereunder shall be deemed to have been given if mailed in any United States Post Office by certified or registered mail, postage prepaid, return receipt requested, or by express commercial courier, addressed to Landlord or Tenant respectively at the following addresses or to such other addresses as the parties hereto may designate to the other in writing from time to time:

a. LANDLORD:
Platinum Commercial Real Estate, Inc.
17 Plumbridge
Hilton Head Island, SC 29928 Attn: Angelo Carrabba

b. TENANT:
The Savannah Bank, N.A. P. O. Box 188
Savannah, GA 31402
Attn: G. Mike Odom, Jr.

27.  JURISDICTION. Tenant hereby elects South Carolina for the purpose of service of all notices, writs of summons, or other legal documents or process, in any suit, action or proceeding which Landlord or Tenant may undertake under this Lease. This Lease shall be construed and governed by the laws of the State of South Carolina. Should any provision of this Lease and/or its conditions be illegal or not enforceable under the laws of said state, it or they shall be considered severable, and the Lease and its conditions shall remain in force and be binding upon the parties hereto as though the said provision had never been included.

28.  QUIET ENJOYMENT.

Landlord covenants and agrees that upon Tenant paying the Rent and any other charges due and payable and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Leased Premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease and to any mortgages hereinbefore mentioned.

29.  WAIVER OF TRIAL BY JURY. LANDLORD AND TENANT EACH AGREE TO AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE LEASED PREMISES AND/OR ANY CLAIM OR INJURY OR DAMAGE, AND ANY STATUTORY REMEDY.

30.  PARKING. While Tenant is occupying the Leased Premises and is not in default under the terms of this Lease, Tenant shall have the right to the use of parking spaces in the Project's parking area, without Additional Rent subject to rules and regulations promulgated from time to time by Landlord. Nothing herein contained shall be construed to grant to Tenant any estate in real property nor the exclusive right to a particular parking space, but rather as a license only.

IN WITNESS WHEREOF, Landlord has hereunto set its hand and seal, or has caused its name to be hereunto subscribed and Tenant has hereunto set its hand and seal, or has caused its corporate name to be hereunto subscribed and its corporate seal to be hereunto affixed and attested by its duly authorized officers, as the case may be, as of the day and year first above written.

WITNESSES:  LANDLORD:

Platinum Commercial Real Estate, Inc.
/s/ Angelo Carrabba
By:  Angelo Carrabba
President

WITNESSES:  TENANT:

                                              THE SAVANNAH BANK, N.A.
                                            /s/ Edward J. Brown
                              By:  Edward J. Brown
                                            Its:  Senior Vice President

M:\RMD\.Leases\platinum commercial real estate w cam.wpd

ADDENDUM TO COMMERCIAL LEASE AGREEMENT
This addendum to that certain Commercial Lease Agreement ("Agreement") made effective May 3, 2004 by and between Platinum Commercial Real Estate, Inc., ("Landlord") and The Savannah Bank, N.A, ("Tenant") is made effective February 24, 2006.

Landlord and Tenant hereby acknowledge and agree as follows:

1. The design and construction details for the Leased Premises as documented in the plans and specifications prepared by Greg Beste Architect have been approved by Tenant, initialed and attached hereto as Exhibit A. The parties have agreed upon those items which shall be considered "interior finish work" and included within the $100,000.00 allowance for interior finish as provided for in Section 1 of the Agreement, and concurrently with the execution of this Addendum, Tenant shall pay Landlord the sum of S216,000.00 as full payment of all amounts owed for changes to the construction of the Leased Premises and additional interior finish work.

2. The Commencement Date shall be March 1, 2006.

3. The Termination Date shall be February 28, 2026.

4. Section 2(b) is revised to reflect that the Lease may be extended until February 28, 2041 if all three 5-year renewals are exercised.

5. Sections 2(c) and 2(e) are hereby deleted.

6. The first sentence of Section 2(d) is revised to state. "During the term of this Lease, Tenant shall have a right of first refusal ("Right of First Refusal to Purchase") to purchase the Project based on an average appraised value as submitted by two certified appraisers, one selected by Tenant and the other by Landlord."

7.  The Leased Premises, as defined in Section 1 of the Agreement, is hereby modified to include the entire square footage as shown on the revised floor plan attached hereto as Exhibit A, which is 17,400 square feet.

8.  Section 3 of the Lease is revised as follows:
a.  Basic Rent is revised to be Four Hundred Seventeen Thousand Six Hundred and no/ 100 Dollars ($417,600.00) payable in twelve (12) equal monthly installments of Thirty Four Thousand Eight Hundred and no/100 Dollars ($34,800.00) in advance on the first day of each month commencing October 1, 2007.
b. Subsection 3(a)(i) is hereby revised to reflect that March 1, 2006 is the Commencement Date.

9.  Landlord hereby consents to the Tenant assigning all of its rights and obligations under the Agreement to Harbourside Community Bank, a Federal Stock Saving Bank. As a condition precedent to such consent to assignment, The Savannah Bancorp. Inc. shall execute a Lease Guaranty in the form attached hereto as Exhibit B.

10. The Savannah Bank, N.A. is released from all obligations under the Lease.
Executed by Landlord and Tenant as of the date first above written:

WITNESS: /s/ signature not legible /s/ Diane Connor	LANDLORD: Platinum Commercial Real Estate, Inc. By: /s/Carolyn Imbesi Its: Carolyn Imbesi, President
WITNESS: /s/ Sandra B. Harp /s/ Tommy Wyatt	TENANT: The Savannah Bank, N.A. By: /s/Edward J. Brown Its: Senior Vice President

EXHIBIT A

Figure 6: First floor plan graphical layout

(1)

EXHIBIT A
Figure 7: Second floor plan graphical layout

(2)

EXHIBIT "B"
LEASE GUARANTY

THIS LEASE GUARANTY is made effective February 6, 2006, by THE SAVANNAH BANCORP, INC., a Georgia corporation having an address of 25 Bull Street, Savannah, GA 31401 ("Guarantor') and PLATINUM COMMERCIAL REAL ESTATE, INC., 154 Beach City Road, Unit G, Hilton Head Island, South Carolina 29926, a South Carolina corporation ("Landlord").

WHEREAS, Harbourside Community Bank ('Tenant") has been assigned all rights and obligations as the Tenant under that certain Commercial Lease Agreement with Landlord dated May 3, 2004, the terms and conditions of which are incorporated herein as if restated verbatim; and,

WHEREAS, the Guarantor is a shareholder of the Tenant, and Guarantor agreed to guaranty Tenant's performance under the Commercial Lease Agreement in consideration of Landlord's consent to the assignment to Tenant.

NOW, THEREFORE, in consideration of the terms and conditions set forth herein, and of Landlord’s consent, to the assignment of the Commercial Lease Agreement to Tenant, the legal sufficiency of which both parties expressly acknowledge, the parties agree as follows:

Section 1. Consideration. The consideration for this continuing and unconditional guaranty is the Landlord's consent to the assignment of the Commercial Lease Agreement to the Tenant. Far the consideration described in the preceding sentences and for other good and valuable consideration, the Guarantor does hereby unconditionally guarantee to the Landlord, its successors, heirs and assigns, the full performance of terms, conditions and obligations of the Commercial Lease Agreement of the Tenant, Guarantor agrees that upon any default of the Tenant in any obligation under the Commercial Lease Agreement or in payment of any amount due to Landlord under the Commercial Lease Agreement, the Guarantor will cure such breach or pay to the Landlord, upon demand, all amounts owed to the Landlord by the Tenant under the Commercial Lease Agreement, or otherwise perfect the performance of all obligations, terms and conditions of the Commercial Lease Agreement.

Section 2. Landlord's Rights in Dealing with Tenant. The Guarantor consents to any and all modifications of terms and extensions of time for the payment of sums due to the Landlord under the Commercial Lease Agreement. The Guarantor authorizes the Landlord, without notice or demand and without affecting his liability hereunder, from time to time to renew, compromise, extend, accelerate or otherwise change the terms of the Commercial Lease Agreement. The Guarantor further waives: (a) presentment and demand for payment of any rent of theTenant, (b) protest and notice of dishonor or default with respect to any rent of the Tenant, (c) all other notices to which the Guarantor might otherwise be entitled, and (d) any demand for payment or performance under this Guaranty.

Section 3. Waiver of Acceptance of/or Reliance on Guaranty. This Guaranty shall take effect when signed by the Landlord and the Guarantor hereby waives any requirement of acceptance or reliance by the Landlord.

Section 4. Effect of Certain Events. Without limiting the generality of say other provisions hereof, this Guaranty shall remain in full force and effect and shall not be in any way affected by nor shall the Guarantor be exonerated or the Guarantor's liabilities and obligations discharged in whole or in part by any of the following events; (a) any merger, acquisition, consolidation or change in structure of the Tenant or any sale, lease, transfer or other disposition of any or all of the assets or capital stock of the Tenant; (b) any claim, defense, counterclaim or setoff which the Tenant may have or assert; or (c) any action by the Landlord which impairs collateral or limits any rights of the Guarantor to seek subrogation, reimbursement, contribution or indemnity against, or recourse to, the Tenant or any other person with respect to payments made by the Guarantor pursuant to this guaranty, including but not limited to any failure by the Landlord to perfect a security interest in any collateral or relating to the Landlord's custody and preservation of collateral.

Section 5. Subordination of Guarantor's Rights. In the event of the payment by the Guarantor to the

Landlord of any amount whatsoever and the resultant subrogation of the Guarantor to the rights of the Landlord by reason of such payment. The amount of the remaining rent of the Tenant to the Landlord after the payment by the Guarantor pursuant to this Guaranty shall have priority over any claim that the Guarantor may have against the Tenant, whether or not the Tenant is at such time or thereafter becomes insolvent. The Guarantor further expressly subordinates any claim against the Tenant upon any account whatsoever to any claim that the Landlord may have against the Tenant at any time and for any reason.

Section 6. Guarantor's Familiarity with Tenant. The Guarantor hereby acknowledges that the Guarantor is making this Guaranty at the Tenant’s request based solely on his familiarity with and independent investigation of the Tenant's financial condition, affairs and circumstances and not in reliance upon any investigation or knowledge of the Landlord. The Guarantor represents that the Guarantor is fully aware of such conditions, affairs and circumstances and acknowledges that as between the Guarantor and the Landlord, the Guarantor will have full responsibility to become informed as to any changes in such condition, affairs and circumstances. The Guarantor hereby waives any duty on the part of the Landlord, and acknowledges that the Guarantor is not relying upon and is not expecting the Landlord, to disclose to the Guarantor any fact now or hereafter known by the Landlord relating to such condition, affairs or circumstances.

Section 7. Enforceability of Guaranty Not Conditional. The enforceability of this Guaranty is not conditioned upon any other person or entity also guarantying the performance of the Tenant to the Landlord or upon any other act to be performed by the Landlord or Tenant or any other person or entity as a condition to the full enforceability of this Guaranty.

Section 8. Duration of Guaranty. This Guaranty shall continue during the term as may be extended of the Commercial Lease Agreement and shall continue in full force and effect until terminated by written notice of termination of the Commercial Lease Agreement delivered by the Landlord by mail.

Section 9. Writing Required. Guarantor understands and agrees that this Guaranty cannot be waived, abandoned, terminated, released or modified in any way by the Landlord except in writing signed by an authorized agent of the Landlord. Guarantor further understands and agrees that the Guarantor cannot rely in any respect upon any oral statements or representations relating to this Guaranty and hereby warrants that the Guarantor has not so relied.

Section 10.  Waiver. Any waiver of a provision of this Guaranty must be in writing signed by the party waiving its rights and shall apply only in the specific instance and for the specific purpose given. The giving of a waiver in one instance or for one purpose shall not create any implied obligation to give a waiver in another instance or for another purpose.

Section 11.  Not Affected by Bankruptcy Code. The Guarantor agrees that this Guaranty shall remain in full force and effect notwithstanding any action by or against the Landlord or concerning any collateral which is secured to the Landlord in connection with the Indebtedness of the Tenant in any proceeding in the United States Bankruptcy Court including, but not limited to; (a) matters relating to valuation of collateral; (b) election or imposition of secured or unsecured claim status upon claims by the Landlord; or (c) confirmation of any reorganization plan or other payment plan pursuant to any Chapter of the Bankruptcy Code. In the event any payment received upon this obligation and paid by any person or entity including the Guarantor shall be deemed by final order of a court to have been a voidable preference under the bankruptcy laws of the United States, or a court otherwise declares that the Landlord is not entitled to retain any such payment for any reason, the obligation of the Guarantor shall remain as an obligation due hereunder and shall not be considered as having been extinguished by said payment or payments notwithstanding any purported cancellation of this Guaranty by the Landlord or return of this Guaranty by the Landlord to the Guarantor.

Section 12. Guarantor's Direct Benefit. The Guarantor hereby represents and warrants that it is the Guarantor's direct interest to assist the Tenant because of the undersigned's interest(s) in and relationship(s) with the Tenant.

Section 13.  Governing Law. This Guaranty shall be construed and governed by the laws of the State of South Carolina. Should any provision of this Guaranty be unenforceable under the laws of South

Carolina, such condition shall be considered severable, and the remaining terms of the Guaranty shall remain in force and be binding upon the parties hereto.

Section 14. Attorney's Fees.  In the event either party must commence legal action to enforce the terms of this Guaranty, the unsuccessful party to such legal action, arbitration, mediation, lawsuit, or other such legal action shall pay all costs incurred by the successful party to such action, including reasonable attorney's fee and court costs both prior to and on appeal.

IN WITNESS WHEREOF, the Parties have set their Hands and Seals the date first above written.

WITNESSES: /s/ Sandra B. Harp /s/ Edward J. Brown	GUARANTOR: THE SAVANNAH BANCORP, INC. /s/ Tommy Wyatt SVP By: Tommy Wyatt Its Senior Vice President
WITNESSES: /s/ Signature not legible /s/ Diane Connor	APPROVED: PLATINUM COMMERCIAL REAL ESTATE, INC. /s/ Angelo Carraba By: Angelo Carrabba, Its Vice President